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                                                                EXHIBIT 12



                              Dean Foods Company
              Computation of Ratio of Earnings to Fixed Charges






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                                                    39 Weeks Ended
                                                   February 25, 1996

                Income before taxes                     $60,668
                                                        -------

                Fixed charges:

                        Interest expense                 21,061
                        Debt issue costs                    137
                        Portion of rentals (33%)          6,203
                                                        -------

                        Total fixed charges              27,401
                                                        -------
                Earnings before taxes and
                        fixed charges                   $88,069
                                                        =======
                Ratio of earnings to
                        fixed charges                       3.2
                                                        =======



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